UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2015

Syntel, Inc.

(Exact name of registrant as specified in its charter)

Michigan	000-22903	38-2312018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 E. Big Beaver Road, Suite 300, Troy, Michigan	48083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 619-2800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Effective October 1, 2015, Syntel, Inc. (“Syntel”), State Street Syntel Services Private Limited (“S4PL”) and State Street Bank and Trust Company (“State Street”) entered into an Amendment of a Master Services Agreement (“Amended MSA”) modifying the existing Master Services Agreement with respect to KPO services that are and may be provided by S4PL to State Street and its affiliates under a joint venture which was created by a Shareholders Agreement between a State Street affiliate, Syntel, and certain Syntel affiliates. The Amended MSA extends the period for providing such services through September 30, 2020. The Amended MSA has the effect of modifying the right under the Shareholders Agreement of the State Street affiliate to purchase Syntel’s interest in the joint venture. As modified, the State Street affiliate has the right to purchase Syntel’s interest in the joint venture (i) during the 90 day period immediately preceding the expiration of the extended term of the Amended MSA (September 30, 2020), or, if the Amended MSA is further extended beyond September 30, 2020, during the 90 day period immediately preceding the expiration of the renewal term (September 30, 2021), or (ii) in the event that State Street terminates the Amended MSA for cause.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntel, Inc.
(Registrant)

Date September 30, 2015	By	/s/ Daniel M. Moore
Daniel M. Moore, Chief Administrative Officer

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